Exhibit 1.1

EXECUTION COPY

13,000,000 Shares

American Equity Investment Life Holding Company

Common Stock

($1.00 Par Value)

UNDERWRITING AGREEMENT

December 14, 2005

Raymond James & Associates, Inc.

As Representative of the

      Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 13,000,000 shares of the Company’s Common Stock, $1.00 par value (the “Firm Shares”).  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,950,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.  The Company’s Common Stock, $1.00 par value, is hereinafter referred to as the “Common Stock.”

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting, subject to Section 9, severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a)                                  A registration statement on Form S-3 (File No. 333-129694) with respect to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and certain of its subsidiaries has been prepared by the Company and such subsidiaries in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  The Company and the transactions contemplated by this Agreement meet the requirements and comply in all material respects with the conditions for the use of Form S-3.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company or made available to you.  Such registration statement, as amended at the time of effectiveness thereof, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A or Rule 430B and contained in the Prospectus referred to below, and has become effective under the Act. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  The related prospectus covering the Shelf Securities dated November 22, 2005 is hereinafter referred to as the “Basic Prospectus.”  “Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act), and “Preliminary Prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Time of Sale Information” means the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto and the pricing information set forth in the Schedule II hereto.  In addition, you have advised us that the Underwriters have or will orally provide the pricing information set forth in Schedule II hereto to prospective purchasers prior to confirming sales.  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus or the Time of Sale Information or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b), 430A or 430B, and prior to the termination of the offering of the Shares by the Underwriters.

(b)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa, with the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement; each of the direct and indirect subsidiaries of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the corporate or other power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent that the failure to be so qualified would not result in a Material Adverse Change (as defined herein).

(c)                                  The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except those securing obligations under the Amended and Restated Credit Agreement dated September 22, 2004 among the Company, West Des Moines State Bank, LaSalle Bank and U.S. Bank National Association, as agent (the “Credit Agreement”) or those that are immaterial to the Company and the Subsidiaries taken as a whole; and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for shares of capital stock of or ownership interests in the Subsidiaries are outstanding.

(d)                                 The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock issued by the Company was issued in violation of any preemptive or similar rights of any stockholder of the Company; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied or the violation of which would not have a material adverse effect on the Company and the Subsidiaries taken as a whole, for or relating to the registration of any shares of Common Stock.

(e)                                  The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(f)                                    The consolidated capitalization of the Company set forth under the caption “Capitalization” in the Registration Statement, the Time of Sale Information and the Prospectus is true and correct as of the date set forth therein; all of the Shares conform to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus in all material respects; the form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation in all material respects.

(g)                                 Except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.

(h)                                 The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or relating to the offering of the Shares has been taken, or to the best knowledge of the Company, contemplated or threatened by the Commission.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Time of Sale Information or the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement and any amendment thereto did not contain as of the effective date thereof, do not contain, and will not contain, any untrue statement of a material fact and did not omit as of the effective date thereof, do not omit and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Information and any amendments or supplements thereto does not contain, and at the time of sale of the Shares in connection with the offering contemplated hereby and at the Closing Date (as defined herein) will not contain, any untrue statement of a material fact and does not omit, and at the time of sale of the Shares in connection with the offering contemplated hereby and at the Closing Date will not omit, to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(i)                                     The Company is not an “ineligible issuer” in connection with the offering contemplated hereby pursuant to Rules 164, 405 and 433 under the Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations; each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations; except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic roadshows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus.

(j)                                     The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules, incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries, at the indicated dates and for the indicated periods; such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made; the selected consolidated financial and other data of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus or with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate insurance department of the jurisdiction of each Insurance Subsidiary (as defined below) (“SAP”), as applicable.

(k)                                  Each of Ernst & Young LLP, who have certified, and KPMG LLP, who have reviewed, certain of the financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations and is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”).

(l)                                     Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, claim, proceeding or labor dispute pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to result in a material adverse change in the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Change”), or prevent the consummation of the transactions contemplated hereby.

(m)                               The Company and the Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those securing obligations under the Credit Agreement or reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the Time of Sale Information and the Prospectus or which do not materially affect the value of such property and do not interfere with the use made of such property; the Company and the Subsidiaries occupy their leased properties under valid and binding leases.

(n)                                 The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except to the extent that any failure to so file or pay would not reasonably be expected to result in a Material Adverse Change; all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(o)                                 Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, there has not been any Material Adverse Change or, to the best knowledge of the Company, any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the Time of Sale Information and the Prospectus, which are material to the Company and the Subsidiaries considered as one enterprise; neither the Company nor any of the Subsidiaries has any contingent obligations which are material to the Company and the Subsidiaries taken as a whole but which are not disclosed in the Company’s financial statements that are incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(p)                                 Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its certificate of incorporation or bylaws or similar organizational documents or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement or instrument to which any of them is a party or to which any of them or any of their respective properties is bound (collectively, “Contracts”) and, solely with respect to this clause (ii), which violation or default would result in a Material Adverse Change.

(q)                                 The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares to the Underwriters by the Company pursuant to this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms hereof by the Company will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any Contract (including, without limitation, the Credit Agreement), (ii) the certificate of incorporation or bylaws of the Company, or (iii) any law, order, rule, regulation, judgment, order, writ or decree of any court applicable to the Company or any Subsidiary or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (i) and (iii) to the extent that any such conflict, breach or default would not reasonably be expected to result in a Material Adverse Change.

(r)                                    Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the issuance and sale of the Shares to the Underwriters by the Company pursuant to this Agreement and the consummation of the transactions contemplated in this Agreement has been obtained or made and is in full force and effect, except for such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or “Blue Sky” laws.

(s)                                  Each of the Company and each Subsidiary that is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries”) is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to result in a Material Adverse Change; neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) is needed to be obtained by the Company or any of the Insurance Subsidiaries in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would result in a Material Adverse Change.

(t)                                    Each of the Insurance Subsidiaries holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as are material to the conduct of its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain such Insurance Licenses; there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(u)                                 All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. No Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except where such nonperformance would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(v)                                 The statutory financial statements of the Insurance Subsidiaries, from which certain data included in the Registration Statement, the Time of Sale Information and the Prospectus have been derived, have been prepared, for each relevant period, in conformity with SAP applied on a consistent basis throughout the periods involved, except (1) as may otherwise be indicated therein or in the notes thereto and (2) in the case of any such financial statements for periods less than a full year, for any normal year-end adjustments, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(w)                               The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses.

(x)                                   The Company and the Subsidiaries each own or possess, or can acquire on reasonable terms, adequate patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects;

none of the Company or any of the Subsidiaries has received notice of any infringement of or conflict with, any Intellectual Property of any other person or entity, except to the extent that such infringement or conflict if determined adversely to the Company or such Subsidiary would not reasonably be expected to result in a Material Adverse Change.

(y)                                 Neither the Company nor, to the best of the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(z)                                   The Company is not, and after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa)                            Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)                          The Company and the Subsidiaries comply with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change; none of the Company or any of the Subsidiaries is the subject of any pending or, to the best knowledge of the Company, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment resulting from the Company’s or any of the Subsidiaries’ business operations or ownership or possession of any of their properties or assets, or is in contravention of any Environmental Law that could reasonably be expected, individually or in the aggregate, to result in any Material Adverse Change; none of the Company or any of the Subsidiaries has received any notice or claim, nor are there pending or, to the best knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected in the aggregate to result in a Material Adverse Change; as used herein, “Environmental Laws” means any federal, state or local law or regulation applicable to the Company’s or any of the Subsidiaries’ business operation or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws.

(cc)                            The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is generally deemed adequate for the conduct of their respective businesses as presently conducted and the value of their respective properties and as is customary for companies engaged in similar businesses.

(dd)                          The Company and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any material liability; neither the Company nor any Subsidiary has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification

(ee)                            The Company is subject to and in full compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder.

(ff)                                There is and has been no failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans, Section 404 related to internal control over financial reporting and Sections 302 and 906 related to certifications.

(gg)                          The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.

(hh)                          Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.                                       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)                                  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, subject to Section 9, severally and not jointly, to purchase, at a price of $10.991 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)                                 Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on December 20, 2005 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time and from time to time within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.                                       OFFERING BY THE UNDERWRITERS; COVENANTS OF THE UNDERWRITERS.

(a)                                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representative may from time to time thereafter change the public offering price and other selling terms.

(b)                                 It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

(c)                                  Each Underwriter severally covenants with the Company that:

(i)                                     It will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

(ii)                                  It will furnish to the Company with a copy of each proposed free writing prospectus to be prepared by or on behalf of such Underwriter before its first use and will not use any free writing prospectus to which the Company reasonably objects.

4.                                       COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a)                                  The Company will (A) prepare and timely file with the Commission under Rule 424(b) and Rule 430A or 430B of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A or 430B of the Rules and Regulations, (B) prior to the expiration of the period during which the delivery of a Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Act) is required under the Act, not file any amendment to the Registration Statement or distribute any amendment or supplement to the Time of Sale Information or the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, (C) not prepare, use or refer to any free writing prospectus to be prepared by or on behalf of, or used by, or referred to by the Company of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder and (E) subject to clauses (C) and (D) above, file any free writing prospectus with the Commission to the extent required by Rule 433 under the Act.

(b)                                 The Company will advise the Representative promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Time of Sale Information or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Time of Sale Information or the Prospectus or of the institution of any proceedings for that purpose.  The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Time of Sale Information or the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(c)                                  The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(d)                                 The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Time of Sale Information as the Representative may reasonably request.  The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.  The Company will deliver to the Representative at or before the Closing Date, signed (but not original) copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representative may reasonably request.

(e)                                  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare, file with the Commission and furnish to the Underwriters or any dealers an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is so delivered, be misleading, or so that the Prospectus will comply with the law.

(f)                                    If the Time of Sale Information is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Time of Sale Information to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Time of Sale Information or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Time of Sale Information so that the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Time of Sale Information will comply with law.

(g)                                 The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the date hereof, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the date hereof, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(h)                                 The Company will not, without the prior written consent of Raymond James & Associates, Inc., directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”), or file any registration statement with the Commission relating to the Common Stock for a period from the date hereof until and including the date that is 90 days after the date of hereof (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the Company from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the Company.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.  The foregoing sentence shall not apply to (A) the issuance and sale of the Shares under this Agreement, (B) the issuance by the Company of shares of Common Stock upon exercise of an option, warrant or management subscription right or the conversion of a security, in each case, outstanding on the date hereof, including, without limitation, the issuance by the Company of shares of Common Stock upon conversion of the Company’s 5.25% Contingent Convertible Senior Notes due 2024, (C) the issuance by the Company of shares of Common Stock, stock appreciation rights or common stock equivalents or warrants, rights or options to purchase any of the foregoing pursuant to any employee, officer or director stock option plan or other benefit plan in effect on the date hereof, or (D) the filing of a registration statement, including any amendments thereto, covering resales of the Company’s 5.25% Contingent Convertible Senior Notes due 2024 and the shares of Common Stock issuable upon conversion of such Notes or any registration statement in respect of any employee, officer or director stock option or other benefit plan.  Notwithstanding the foregoing, the 90-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(i)                                     The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(j)                                     The Company shall apply the net proceeds of its sale of the Shares as set forth in the Time of Sale Information and the Prospectus.

(k)                                  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an “investment company” under the Investment Company Act.

(l)                                     The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.                                       COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Time of Sale Information, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable fees and disbursements of counsel for the Underwriters, not to exceed $25,000) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of the New York Stock Exchange; the fees and expenses of the registrar and transfer agent for the Common Stock in connection with the issuance and sale of the Shares; the expenses of the “roadshow” and any other meetings with prospective investors in the Shares; the costs and expenses of advertising relating to the offering of the Shares (other than advertising costs and expenses that the Underwriters expressly agree to pay) and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of Davis Polk & Wardwell, counsel for the Underwriters, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.                                       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                                  The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rules 424, 430A, 430B or 433 of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)                                 The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion and negative assurance letter of Skadden, Arps, Slate Meagher & Flom LLP, special counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

(c)                                  The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Skadden, Arps, Slate Meagher & Flom LLP, special tax counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, substantially to the effect set forth in Exhibit C hereto.

(d)                                 The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wendy L. Carlson, Esq., General Counsel and Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, substantially to the effect set forth in Exhibit D hereto.

(e)                                  The Representative shall have received from Davis Polk & Wardwell counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably require.  In rendering such opinion. Davis Polk & Wardwell may rely as to all matters governed other than by the laws of the State of New York or Federal laws on the opinion of counsel referred to in Paragraph (d) of this Section 6.

(f)                                    The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of each of Ernst & Young LLP and KPMG LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(g)                                 The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)                                     The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)                                  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)                               All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

(iv)                              He or she has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement, Time of Sale Information and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Time of Sale Information or the Prospectus which has not been so set forth in such supplement or amendment;

(v)                                 Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; and

(vi)                              The Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and otherwise in connection with the transactions contemplated hereby at or prior to the Closing Date or the Option Closing Date, as the case may be.

(h)                                 The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(i)                                     The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(j)                                     The Company shall have caused each executive officer (including executive officers who are directors) of the Company to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A, and such letter or letters shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.                                       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.                                       INDEMNIFICATION.

(a) The Company agrees:

(i)                                     to indemnify and hold harmless each Underwriter, and the affiliates, directors, officers and employees of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such affiliate, director, officer, employee or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus that the

Company has filed, or is required to file, pursuant to Rule 433 under the Act, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 under the Act, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

(ii) to reimburse each Underwriter and each such affiliate, director, officer, employee and controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, affiliate, director, officer, employee or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 under the Act, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 under the Act, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense of and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)                                 To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 under the Act, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                                    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  A successor to any Underwriter, any affiliate, director, officer or employee of any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                       DEFAULT BY UNDERWRITERS.

If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed or refused to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters failed or refused to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, (i) in the case of a default with respect to the Firm Shares, this Agreement or, (ii) in the case of a default with respect to the Option Shares, the non-defaulting Underwriter’s or Underwriters’ obligations to purchase such Option Shares, as the case may be, shall terminate without liability on the part of the Company except to the extent provided in Sections 5, 8 and 14 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or the Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes, if any, in the Registration Statement, the Time of Sale Information or the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                                 NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, 33716 Attention: Scott Cook, Fax: (727) 573-8274; if to the Company, to 5000 Westown Parkway, Suite 440, West Des Moines, Iowa, 50266, Attention: David J. Noble, CEO and Chairman, Fax: (515) 221-9989, with a copy to Wendy Carlson, CFO and General Counsel, Fax: (515) 221-0744.

11.                                 TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your sole judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 9 of this Agreement.

12.                                 SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                                 INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus, Time of Sale Information or the Registration Statement consists of the information set forth in the third and eleventh through sixteenth paragraphs under the caption “Underwriting” in the Prospectus.

14.                                 MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter, any affiliate, director, officer or employee of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company or its directors or officers or any controlling person of the Company and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors, or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirm its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By	/s/ David J. Noble
Name: David J. Noble
Title: Chairman of the Board & Chief Executive Officer

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

RAYMOND JAMES & ASSOCIATES, INC.

As Representative of the several

Underwriters listed on Schedule I

By: Raymond James & Associates, Inc.

By	/s/ Mark E. Peterson
Name: Mark E. Peterson
Title: Vice President

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Raymond James & Associates, Inc.	5,890,300
Friedman, Billings, Ramsey & Co., Inc.	2,561,000
SunTrust Capital Markets, Inc.	2,561,000
Cochran, Caronia Securities LLC	896,350
Oppenheimer & Co. Inc.	896,350
Sanders Morris Harris Inc.	97,500
Wachovia Capital Markets, LLC	97,500
Total	13,000,000

I-1

SCHEDULE II

SCHEDULE OF TIME OF SALE INFORMATION

A.                                   Preliminary Prospectus

Prospectus dated November 22, 2005, as supplemented by the Preliminary Prospectus Supplement dated December 1, 2005.

B.                                     Free Writing Prospectuses

None.

C.                                     Pricing Information to Be Orally Provided to Purchasers at Time of Sale

Public offering price: $11.600 per share

Underwriting discounts and commissions: $0.609 per share

Aggregate net proceeds to the Company, after deducting underwriting discounts and commissions and estimated expenses (assuming no exercise of the over-allotment option):

$142,243,000

II-1

EXHIBIT A

FORM OF LOCKUP AGREEMENT

December [     ], 2005

Raymond James & Associates, Inc.

As Representative of the

     Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

The undersigned understands that Raymond James & Associates, Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with American Equity Investment Life Holding Company (the “Company”), an Iowa corporation, providing for the public offering by the Underwriters, including the Representative, of common stock, par value $1.00 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until and including the date that is 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may (a) transfer shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, (b) transfer any or all of the shares of Common Stock or other Company securities if the transfer is by gift, will or intestacy, (c) pledge any shares of Common Stock in connection with indebtedness not maturing prior to the expiration of the Lock-Up Period, (d) complete any transfer of the Company’s Common Stock required by operation of law or in connection with any valid order, decree or ruling of a court of competent jurisdiction or (e) sell shares of Common Stock to the NMO Deferred Compensation Trust for the purpose of satisfying the undersigned’s obligations in connection with the exercise of the undersigned’s management subscription rights that are outstanding on or have been exercised prior to the date hereof; provided, however, that in the case of a transfer pursuant to clauses (b) through (d) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.

Notwithstanding the foregoing, the 90-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to December 31, 2005, this agreement shall be of no further force or effect.

Signature:

Print Name:

EXHIBIT B

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
SPECIAL COUNSEL TO THE COMPANY

1.                                       American Equity Investment Life Insurance Company of New York is duly authorized in the State of New York to transact the business of life and annuities insurance, and has been continuously licensed and remains in good standing under the laws of the State of New York and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business, in each case as described in the Prospectus.

2.                                       The statements in the Preliminary Prospectus and the Prospectus under the captions (i) “Description of Capital Stock” insofar as such statements purport to summarize certain provisions of the articles of incorporation and the bylaws of the Company and (ii) “Underwriting” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, in each case fairly summarize such provisions in all material respects.

3.                                       No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

4.                                       The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.                                       The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares to the Underwriters, will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (ii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order, it being understood that such counsel is not required to express any opinion as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

For purposes of the foregoing, (i) “Applicable Contracts” means those agreements or instruments identified on a schedule to such opinion; (ii) “Applicable Laws” means those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified in a schedule to such opinion.

In addition, such counsel shall provide a letter, substantially to the effect that (i) such counsel has been orally advised by the Commission that the Registration Statement was declared effect under the Act, identifying the date and time of such effectiveness, (ii) to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission, (iii) the Registration Statement, at the Applicable Time and the Prospectus, as of the date of the Prospectus Supplement included therein, appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Act and the Rules and Regulations (except that, in each case, such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement), and (iv) no facts have come to the attention of such counsel that have caused such counsel to believe that (A) the Registration Statement, at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as of the date of the Prospectus Supplement included therein and as of the Closing Date (or the Option Closing Date, as the case may be), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).  Such counsel shall also state in such letter that no facts have come to the attention of such counsel that have caused such counsel to believe that the documents included in the General Disclosure Package, all considered together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).  As used in such letter, “Applicable Time” will mean 7:00 p.m.

(Eastern time) on the date of the Underwriting Agreement and “General Disclosure Package” will mean the Preliminary Prospectus and the information included on Schedule II to the Underwriting Agreement and the statements in the Prospectus with respect to any other items dependent upon the pricing terms and delivery date of the Shares all considered together.  Such letter may state that such counsel does not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus and that such counsel has made no independent check or verification thereof (except to the extent referred to in paragraph 2 above and except as referred to in such counsel’s tax opinion delivered in a separate letter pursuant to Section 6(c) of the Underwriting Agreement).

EXHIBIT C

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
SPECIAL TAX COUNSEL TO THE COMPANY

1.                                       Under current U.S. federal income tax law, the statements in the Preliminary Prospectus and the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the U.S. federal income tax laws referred to therein, summarize accurately in all material respects the U.S. federal income tax laws referred to therein.

C-1

EXHIBIT D

FORM OF OPINION OF WENDY L. CARLSON, ESQ.,
GENERAL COUNSEL AND CHIEF FINANCIAL OFFICER OF THE COMPANY

1.                                       The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa.

2.                                       The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to have a material adverse effect on the Company.

3.                                       The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby.

4.                                       American Equity Investment Life Insurance Company (“American Equity Life”) has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa.  American Equity Life has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus.

5                                          American Equity Investment Properties, L.C. (“American Equity Properties”), has been duly organized and is validly existing in good standing under the laws of the State of Iowa.  American Equity Properties has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus.

6.                                       American Equity Investment Capital, Inc. (“American Equity Capital”) has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa.  American Equity Capital has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus.

7.                                       American Equity Investment Service Company (“American Equity Service”) has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa.  American Equity Service has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus.

8.                                       Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a material adverse effect on the Company and the Subsidiaries, taken as a whole.

9.                                       The Company has an authorized capitalization as set forth in the Preliminary Prospectus and the Prospectus.  The capital stock of the Company conforms in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock”.  The outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any preemptive or similar rights arising under the laws of the State of Iowa, the Articles of Incorporation or By-Laws of the Company or any Applicable Contract.

10.                                 The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and, to my knowledge, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except those securing obligations under the Credit Agreement or those that are immaterial to the Company and the Subsidiaries taken as a whole.

11.                                 The Shares have been duly authorized and, when issued and paid for as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free and clear of any preemptive or similar rights arising under the laws of the State of Iowa, the Articles of Incorporation or By-Laws of the Company or any Applicable Contract.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Underwriting Agreement gives rise to any rights, other than those which have been waived or satisfied or the violation of which would not have a material adverse effect on the Company and the Subsidiaries taken as a whole, for or relating to the registration of any shares of Common Stock.

12.                                 The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

13.                                 Each document filed by the Company pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus at the time filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

14.                                 The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares to the Underwriters will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract, (ii) conflict with the Articles of Incorporation or Bylaws of the Company, or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.

15.                                 The statements in the “Part I, Item 3—Legal Proceedings”, “Part I, Item 1—Business—Regulation” and “Part I, Item 1—Business—Federal Income Taxation” in the Company’s Amended Annual Report on Form 10-K (Amendment No. 2) for the year ended December 31, 2004, and “Part 2, Item 1—Legal Proceedings” in any quarterly report on Form 10-Q of the Company incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize as of their respective dates the matters, documents or proceedings referred to therein in all material respects.

16.                                 The statements in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors—Risks Relating to Our Business—Changes in state and federal regulation may affect our profitability”, “Risk Factors—Risks Relating to Our Business—Changes in federal income taxation laws, including recent reductions in individual income tax rates, may affect sales of our products and profitability”, “Risk Factors—Risks Relating to Our Business—We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business”, “Risk Factors—Risks Relating to an Investment in Our Common Stock—Our ability to meet our payment obligations is dependent upon distributions from our subsidiaries, but our subsidiaries’ ability to make distributions is limited by law and several contractual agreements”, “Risk Factors—Risks Relating to an Investment in Our Common Stock—Anti-takeover provisions affecting us could make it difficult for a third party to acquire our company”, “Price Range of Common Stock and Dividend Policy—Dividends” and “Description of Capital Stock”, insofar as such statements purport to summarize certain provisions of the Articles of Incorporation or Bylaws of the Company or certain provisions of the laws, rules and regulations of the State of Iowa or certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

17.                                 To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject that would have been required to be disclosed pursuant to Item 103 of Regulation S-K of the Rules and Regulations in the Registration Statement or the Prospectus that are not so disclosed.

18.                                 To the best of such counsel’s knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

19.                                 To the best of such counsel’s knowledge, each Insurance Subsidiary holds such Insurance Licenses as are material to the conduct of its business; to the best of such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any such Insurance License that would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and except as disclosed in the Preliminary Prospectus and the Prospectus, to the best of such counsel’s knowledge, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

20.                                 No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

21.                                 Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its certificate of incorporation or bylaws or similar organizational documents or (ii) any Contract and, solely with respect to this clause (ii), which violation or default would have a material adverse effect, individually or in the aggregate, on the Company and the Subsidiaries, taken as a whole.

For purposes of the foregoing, (i) “Applicable Contracts” means all material agreements or instruments that the Company or any of the Subsidiaries is party to or by which any f them is bound or to which any of their respective properties or assets is subject, including the Credit Agreement; (ii) “Applicable Laws” means those laws, rules and regulations of the State of Iowa that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than state securities or blue sky laws and antifraud laws), but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of Iowa having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees of any court applicable to the Company or of any government, regulatory body or administrative agency having jurisdiction over the Company or any Subsidiary known to such counsel.

In addition, such counsel shall state in such opinion letter, substantially to the effect that no facts have come to the attention of such counsel that have caused such counsel to believe that (A) the Registration Statement, at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as of the date of the Prospectus Supplement included therein and as of the Closing Date (or the Option Closing Date, as the case may be), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).  Such counsel shall also state in such letter that no facts have come to the attention of such counsel that have caused such counsel to believe that the documents included in the General Disclosure Package, all considered together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).  As used in such letter, “Applicable Time” will mean 7:00 p.m. (Eastern time) on the date of the Underwriting Agreement and “General Disclosure Package” will mean the Preliminary Prospectus and the information included on Schedule II to the Underwriting Agreement and the statements in the Prospectus with respect to any other items dependent upon the pricing terms and delivery date of the Shares all considered together.  Such letter may state that such counsel does not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus and that such counsel has made no independent check or verification thereof (except to the extent referred to in paragraphs 9, 15, 16, 17 and 18 above).